UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 1, 2009

CHINACAST EDUCATION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-50550	20-0178991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 08, 20/F, One International Financial Centre, 1 Harbour View Street, Central, Hong Kong
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (852) 3960-6506

____________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 1, 2009, ChinaCast Education Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Roth Capital Partners, LLC (the “Underwriter”), related to a public offering of 5,930,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a price of $6.85 per share.  Under the terms of the Underwriting Agreement, the Company has granted the Underwriter an option, exercisable for 30 days, to purchase up to an additional 889,500 shares of Common Stock to cover over-allotments, if any.  The Company estimates that the net proceeds from this offering, after deducting underwriting discounts and commissions and before offering expenses payable by the Company, will be approximately $38,589,475 (or approximately $44,377,896 if the over-allotment option is exercised in full).  The offering is being made pursuant to the Company’s effective registration statements on Form S-3, as amended and supplemented filed with the Securities and Exchange Commission. The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report and the description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

Item 8.01 Other Events.

On December 1, 2009, the Company issued a press release announcing that it had priced the public offering described in Item 1.01 of this Current Report.  The Company’s press release is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated December 1, 2009.

5.1	Opinion of Loeb & Loeb LLP as to the legality of the shares of common stock that were registered on Registration Statement No. 333-153165, as amended and supplemented.

99.1	Press Release dated December 1, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 1, 2009	CHINACAST EDUCATION CORPORATION

	By:	/s/ Ron Chan Tze Ngon
Name: Ron Chan Tze Ngon
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated December 1, 2009.

5.1	Opinion of Loeb & Loeb LLP as to the legality of the shares of common stock that were registered on Registration Statement No. 333-153165, as amended and supplemented.

99.1	Press Release dated December 1, 2009.